3rd Quarter 2025 Earnings Presentation October 28, 2025 Exhibit 99.2

Safe Harbor Statement Disclosures in this presentation contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including without limitation, those relating to future financial and operational results, market and broader economic conditions and guidance. Those statements provide our future expectations or forecasts and can be identified by our use of words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “outlook,” “target,” “predict,” “may,” “will,” “would,” “could,” “should,” “seek,” and other words or phrases of similar meaning in connection with any discussion of future operating or financial performance. This includes annual guidance. Forward-looking statements, by their nature, address matters that are uncertain and involve risks because they relate to events and depend on circumstances that may or may not occur in the future. As a result, our actual results may differ materially from our expected results and from those expressed in our forward-looking statements. A more detailed discussion of the risks and uncertainties that could cause our actual results to differ materially from those projected, anticipated or implied is included in the “Risk Factors” and “Management’s Discussion and Analysis” sections of our reports on Form 10-K and Form 10-Q filed with the U.S. Securities and Exchange Commission (“SEC”), including our quarterly report for the quarterly period ended September 30, 2025, that the Company expects to file today. Forward-looking statements speak only as of the date they are made. We undertake no obligation to update any forward-looking statements beyond what is required under applicable securities law. In addition, we will be referring to non-Generally Accepted Accounting Principles (“GAAP”) financial measures within the meaning of SEC Regulation G. A reconciliation of the differences between these measures with the most directly comparable financial measures calculated in accordance with GAAP are included within this presentation and available on the Investor Relations page of our website at www.armstrongceilings.com. The guidance in this presentation is only effective as of the date given, October 28, 2025, and will not be updated or affirmed unless and until we publicly announce updated or affirmed guidance.

Basis of Presentation Explanation Results throughout this presentation are presented on a normalized basis. We remove the impact of certain discrete expenses and income in certain measures including adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”), adjusted diluted earnings per share (“EPS”) and adjusted free cash flow. The Company excludes certain acquisition related expenses (i.e. – impact of adjustments related to the fair value of inventory, contingent third-party professional fees, changes in the fair value of contingent consideration and deferred compensation accruals for acquisitions). The Company also excludes all acquisition-related intangible amortization from adjusted net earnings and in calculations of adjusted diluted EPS. Examples of other excluded items have included plant closures, restructuring charges and related costs, impairments, separation costs and other cost reduction initiatives, environmental site expenses and environmental insurance recoveries, endowment level charitable contributions, the impact of defined benefit plan settlements, gains and losses on sales or impairment of fixed assets, and certain other gains and losses. The Company also excludes income/expense from its U.S. Retirement Income Plan (“RIP”) in the non-GAAP results as it represents the actuarial net periodic benefit credit/cost recorded. For all periods presented, the Company was not required to and did not make cash contributions to the RIP based on guidelines established by the Pension Benefit Guaranty Corporation, nor does the Company expect to make cash contributions to the plan in 2025. Adjusted free cash flow is defined as cash from operating and investing activities, adjusted to remove the impact of cash used or proceeds received for acquisitions and divestitures, environmental site expenses and environmental insurance recoveries. Management's adjusted free cash flow measure includes returns of investment from the Worthington Armstrong Venture (“WAVE”) and cash proceeds received from the settlement of company-owned life insurance policies, which are presented within investing activities on our condensed consolidated statement of cash flows. Investors should not consider non-GAAP measures as a substitute for GAAP measures. Excluding adjusted diluted EPS, non-GAAP figures are rounded to the nearest million and corresponding percentages are based on unrounded figures. Operating Segments: “MF”: Mineral Fiber, “AS”: Architectural Specialties, “UC”: Unallocated Corporate. We define “organic” as total company and/or AS results excluding the impact of the September 2025 acquisition of Geometrik Manufacturing, Inc. (“Geometrik”), the April 2024 acquisition of 3form, LLC (“3form”) and the December 2024 acquisition of A. Zahner Company (“Zahner”). All dollar figures throughout the presentation are in $ millions, expect per share data, and all comparisons are versus prior year unless otherwise noted. Figures may not sum due to rounding.

GAAP and non-GAAP Financial Results AWI Consolidated Results Q3 2025 Q3 2024 YTD 2025 YTD 2024 Net sales $425.2 $386.6 $1,232.5 $1,078.0 Net earnings $86.3 $76.9 $243.2 $202.7 Operating income $117.2 $111.3 $338.9 $292.4 Adj. EBITDA* $148 $139 $431 $375 Operating income margin (operating income % of net sales) 27.6% 28.8% 27.5% 27.1% Adj. EBITDA margin* (Adj. EBITDA % of net sales) 34.7% 35.9% 35.0% 34.8% Diluted net earnings per share $1.98 $1.75 $5.56 $4.61 Adj. diluted net earnings per share* $2.05 $1.81 $5.80 $4.81 Net cash provided by operating & investing activities $126.5 $116.7 $262.3 $119.0 Adj. free cash flow* $123 $107 $259 $212 Net cash provided by operating & investing activities % of net sales 29.8% 30.2% 21.3% 11.0% Adj. free cash flow margin* (Adj. free cash flow % of net sales) 28.9% 27.7% 21.0% 19.7% Segment Results Q3 2025 Q3 2024 MF AS UC MF AS UC Net sales $274.0 $151.2 - $258.0 $128.6 - Operating income (loss) $98.7 $19.3 ($0.8) $93.0 $19.2 ($0.9) Adj. EBITDA* $119 $28 - $113 $26 - Operating income margin (operating income % of net sales) 36.0% 12.8% NM 36.0% 14.9% NM Adj. EBITDA margin* (Adj. EBITDA % of net sales) 43.6% 18.8% NM 43.9% 20.1% NM *Non-GAAP measure. See appendix for reconciliation to nearest GAAP measure. “NM”: Not meaningful.

Solid Execution Drives Sales and Earnings Growth

3rd Quarter 2025 Key Takeaways

Net Sales up 10% and Adj. EBITDA* up 6%

Total company Adj. EBITDA margin* of 34.7% pressured by timing-related costs in both segments

Mineral Fiber segment Adj. EBITDA* up 6%

Adj. EBITDA margin* of 43.6% with strong AUV[1], a solid contribution from WAVE[2] equity earnings and positive volumes

Architectural Specialties segment Adj. EBITDA* up 10%

Recent acquisitions[3] and organic growth drove robust AS sales growth; AS Organic Adj. EBITDA margin* of 19.8%

Raising 2025 Guidance

Expecting double-digit growth across all key metrics

$425M (+10% VPY)
Net Sales

$148M (+6% VPY)
Adj. EBITDA*

$2.05 (+13% VPY)
Adj. Diluted EPS*

$123M (+15% VPY)
Adj. Free Cash Flow*

*Non-GAAP measure. See appendix for reconciliation to nearest GAAP measure.

1. Average Unit Value ("AUV"). Includes both like-for-like price and mix impacts.
2. Worthington Armstrong Joint Venture ("WAVE").
3. Recent acquisitions include 3form, Zahner and Geometrik. Contributions from the Geometrik acquisition were not material.

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Mineral Fiber Q3 2025 Results AUV and WAVE Contribution Drive Solid Results *Non-GAAP measure. See appendix for reconciliation to nearest GAAP measure. Excludes the change in depreciation and amortization throughout the presentation. Includes raw material, energy and freight impacts, in addition to inventory valuation impacts. Net Sales Growth VPY Q3 Mineral Fiber Key Highlights ● Top-line AUV growth of 6% driven by like-for-like price and a modest mix contribution ● Second consecutive quarter of slightly positive volumes driven by strong commercial execution and benefits from growth initiatives ● Strong WAVE contribution with margin improvement ● Increase in operational expenses driven primarily by several timing-related items, including higher incentive compensation and medical costs ● Adj. EBITDA margin* of 43.6% Adj. EBITDA* VPY Q1 Q2 Q3 2024 Adj. EBITDA* $99 $104 $113 AUV 8 8 9 Volume (7) 2 1 Manufacturing1 1 1 (1) Input Costs2 2 (2) (1) SG&A1 3 3 (5) WAVE Equity Earnings (1) 5 3 2025 Adj. EBITDA* $105 $121 $119 % Change 7% 16% 6% +6%

Architectural Specialties Q3 2025 Results Double-Digit Top and Bottom-Line Growth *Non-GAAP measure. See appendix for reconciliation to nearest GAAP measure. Excludes the change in depreciation and amortization throughout the presentation. Adj. EBITDA* VPY Q1 Q2 Q3 2024 Adj. EBITDA* $12 $21 $26 Sales 27 23 10 Manufacturing1 (3) (3) (2) SG&A1 (12) (7) (5) 2025 Adj. EBITDA* $24 $34 $28 % Change 94% 61% 10% Q3 Architectural Specialties Key Highlights ● Robust sales and earnings growth with Adj. EBITDA margin* of 18.8% including the impact of recent acquisitions ● Sales growth driven primarily by 2024 acquisitions of 3form and Zahner ● AS organic* sales up 6% with Adj. EBITDA margin* of 19.8% ● Increase in SG&A expenses primarily due to the acquisitions of 3form and Zahner in addition to an increase in selling expenses ● Strong order intake growth across most specialty product categories Net Sales Growth VPY +18%

Q3 2025 Consolidated Company Key Metrics Volume and AUV Growth More Than Offset Timing-Related Cost Headwinds Q3 2024 Q3 2025 Variance Net Sales $387 $425 10% Adj. EBITDA* $139 $148 6% Adj. EBITDA Margin* (Adj. EBITDA % of Net Sales) 35.9% 34.7% (120bps) AWI Organic Adj. EBITDA Margin* (Adj. EBITDA % of Net Sales) 37.4% 36.7% (70bps) Adj. Diluted Earnings Per Share* $1.81 $2.05 13% 1 2 1 *Non-GAAP measure. See appendix for reconciliation to nearest GAAP measure. Excludes the change in depreciation and amortization throughout the presentation. Includes raw material, energy and freight impacts, in addition to inventory valuation impacts.

Year-to-Date 2025 Consolidated Company Key Metrics Double-Digit Sales & Earnings Growth with Adj. EBITDA Margin* Expansion YTD 2024 YTD 2025 Variance Net Sales $1,078 $1,233 14% Adj. EBITDA* $375 $431 15% Adj. EBITDA Margin* (Adj. EBITDA % of Net Sales) 34.8% 35.0% 20bps AWI Organic Adj. EBITDA Margin* (Adj. EBITDA % of Net Sales) 35.6% 36.9% 130bps Adj. Diluted Net Earnings Per Share* $4.81 $5.80 21% Adj. Free Cash Flow* $212 $259 22% *Non-GAAP measure. See appendix for reconciliation to nearest GAAP measure. Excludes the change in depreciation and amortization throughout the presentation. Includes raw material, energy and freight impacts, in addition to inventory valuation impacts. 1 2 1 $375 $431 Adj. EBITDA* Bridge VPY

Robust Adj. Free Cash Flow* Funds All Capital Allocation Priorities 2025 Year to Date Capital Deployment 2025 Year to Date Adj. Free Cash Flow* Up 22% vs PY *Non-GAAP measure. See appendix for reconciliation to nearest GAAP measure. Includes cash earnings, working capital, other current assets and liabilities and proceeds from company-owned officer life insurance. 2024 Adj. Operating cash flow and other1 CapEx Interest Paid WAVE Dividends 2025 Income Tax Payments

Double-digit growth across all key metrics Raising Full Year 2025 Guidance Commentary1 $1,623M to $1,638M 12% to 13% YoY Net Sales $7.45 to $7.55 18% to 20% YoY Adjusted Diluted EPS* $553M to $563M 14% to 16% YoY Adjusted EBITDA* $342M to $352M 15% to 18% YoY Adjusted Free Cash Flow* Expect Mineral Fiber volume flat to down 1% on stabilizing market conditions Expect Mineral Fiber AUV growth of ~6% WAVE equity earnings growth of ~6% Expect Mineral Fiber Adj. EBITDA Margin* of ~43% … approaching pre-COVID levels Strong organic Architectural Specialties performance … ~20% Adj. EBITDA Margin* Prior: $1,600M to $1,630M 11% to 13% YoY Prior: $545M to $560M 12% to 15% YoY Prior: $7.15 to $7.30 13% to 16% YoY Prior: $330M to $345M 11% to 16% YoY *Non-GAAP measure. See appendix for reconciliation to nearest GAAP measure. Additional assumptions available in the appendix of this presentation.

Appendix

Full Year 2025 Assumptions Segment Net Sales Adjusted EBITDA Margin Mineral Fiber ~5% growth ~ 43% Architectural Specialties ~29% growth (prior: >25%) ~ 19% Consolidated Metrics Full Year 2025 Capital expenditures $105M to $110M (prior: $100M-$110M) Depreciation and amortization $119M to $122M (prior: $117M-$122M) Interest expense ~$33M (prior: ~$35M) Book / cash tax rate1 ~23% / ~22% (prior: ~24%/~22%) Shares outstanding ~43 to 44M Cash return of investment from joint venture $112M to $114M (prior: $108M to $116M) Shipping Days vs Prior Year 2024 2025 Q1 - (1) Q2 - - Q3 +1 - Q4 +1 - Full Year +2 (1) 13 *Non-GAAP measure. 1. Normalized cash tax rate including impact of 2025 tax reform.

Adjusted EBITDA Reconciliation

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,	
	2025	2024	2025	2024
Net sales	$425	$387	$1,233	$1,078
Net earnings	$86	$77	$243	$203
Add: Income tax expense	23	27	72	68
Earnings before income taxes	$110	$104	$316	$271
Add: Interest/other income and expense, net	8	8	23	21
Operating income	$117	$111	$339	$292
Add: RIP expense[1]	1	1	2	2
Add: Acquisition-related impacts[2]	1	-	1	2
Add: WAVE pension settlement[3]	-	-	-	1
(Less): Gain on sales and impairment of fixed assets, net[4]	(1)	-	(1)	-
Add: Environmental expense	-	-	-	2
Adjusted operating income	$118	$113	$341	$299
Add: Depreciation and amortization	30	26	90	76
Adjusted EBITDA	$148	$139	$431	$375
Operating income margin	27.6%	28.8%	27.5%	27.1%
Adjusted EBITDA margin	34.7%	35.9%	35.0%	34.8%

Adjusted Diluted EPS Reconciliation

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,	
	2025	2024	2025	2024
Net earnings	$86	$77	$243	$203
Add: Income tax expense	23	27	72	68
Earnings before income taxes	$110	$104	$316	$271
Add/(Less): RIP cost (credit)[5]	-	-	1	(1)
Add: Acquisition-related impacts[2]	1	-	1	2
Add: Acquisition-related amortization[6]	4	3	12	8
Add: WAVE pension settlement[3]	-	-	-	1
(Less): Gain on sales and impairment of fixed assets, net[4]	(1)	-	(1)	-
Add: Environmental expense	-	-	-	2
Adjusted net earnings before income taxes	$113	$107	$329	$283
(Less): Adjusted income tax expense[7]	(24)	(28)	(75)	(71)
Adjusted net earnings	$89	$79	$253	$211
Diluted shares outstanding	43.6	43.9	43.7	44.0
Effective tax rate	21%	26%	23%	25%
Diluted net earnings per share	$1.98	$1.75	$5.56	$4.61
Adjusted diluted net earnings per share	$2.05	$1.81	$5.80	$4.81

1. RIP expense represents only the plan service cost that is recorded within Operating income. For all periods presented, we were not required to and did not make cash contributions to our RIP.
2. Represents the impact of acquisition-related adjustments for the fair value of inventory, contingent third-party professional fees and changes in fair value of contingent consideration.
3. Represents the Company's 50% share of WAVE's settlement of their defined benefit pension plan.
4. During the third quarter of 2025 we sold a parcel of land at a Mineral Fiber plant. During the third quarter of 2024 we sold our idled Mineral Fiber plant in St. Helens, Oregon and recorded an impairment loss upon classification of a parcel of undeveloped land adjacent to our corporate campus in Lancaster, Pennsylvania to assets held for sale.
5. RIP cost (credit) represents the entire actuarial net periodic pension cost (credit) recorded as a component of net earnings. For all periods presented, we were not required to and did not make cash contributions to our RIP.
6. Represents acquisition-related intangible amortization, including customer relationships, developed technology, software, trademarks and brand names, non-compete agreements and other intangibles.
7. Adjusted income tax expense is calculated using the effective tax rate multiplied by the adjusted net earnings before income taxes.

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Deferred compensation related to acquisitions that were recorded as components of net cash provided by operating activities. Proceeds related to the 2025 sale of a parcel of land at a Mineral Fiber plant and the 2024 sales of an Architectural Specialties design center and idled Mineral Fiber plant in St. Helens, Oregon. For the Three Months Ended September 30, For the Nine Months Ended September 30, 2025 2024 2025 2024 Net cash provided by operating activities $123 $97 $246 $180 Net cash provided by (used for) investing activities $4 $20 $17 ($61) Net cash provided operating and investing activities $127 $117 $262 $119 Add: Acquisitions, net of cash acquired and investment in unconsolidated affiliate 8 - 7 99 Add: Arktura deferred compensation1 - - - 6 (Less): Proceeds from sale of facilities2 (1) (9) (1) (12) (Less): Cash tax benefit due to 2025 federal tax reform (10) - (10) - Adjusted Free Cash Flow $123 $107 $259 $212 Adjusted Free Cash Flow Reconciliation

Segment Adj. EBITDA Reconciliation

	For the Three Months Ended September 30,						For the Nine Months Ended September 30,					
	MF		AS		UC		MF		AS		UC	
	2025	2024	2025	2024	2025	2024	2025	2024	2025	2024	2025	2024
Net sales	$274	$258	$151	$129	-	-	$786	$748	$446	$330	-	-
Operating income (loss)	$99	$93	$19	$19	($1)	($1)	$282	$254	$60	$41	($2)	($3)
Add: RIP expense[1]	-	-	-	-	1	1	-	-	-	-	2	2
Add: Acquisition-related impacts[2]	-	-	1	-	-	-	-	1	1	1	-	-
Add: WAVE pension settlement[3]	-	-	-	-	-	-	-	1	-	-	-	-
(Less): Gain on sales of fixed assets, net[4]	(1)	-	-	-	-	-	(1)	-	-	-	-	-
Add: Environmental expense	-	-	-	-	-	-	-	2	-	-	-	-
Adjusted operating income (loss)	$98	$93	$20	$19	-	-	$281	$257	$60	$43	($1)	($1)
Add: Depreciation and amortization	22	20	8	6	-	-	65	59	25	17	-	-
Adjusted EBITDA	$119	$113	$28	$26	-	-	$345	$316	$86	$59	($1)	($1)
Operating income margin (Operating income % of net sales)	36.0%	36.0%	12.8%	14.9%	NM	NM	35.8%	34.0%	13.4%	12.4%	NM	NM
Adjusted EBITDA margin (Adjusted EBITDA % of net sales)	43.6%	43.9%	18.8%	20.1%	NM	NM	43.9%	42.3%	19.2%	17.9%	NM	NM

1. RIP expense represents only the plan service cost that is recorded within Operating income. For all periods presented, we were not required to and did not make cash contributions to our RIP.
2. Represents the impact of acquisition-related adjustments for the fair value of inventory, contingent third-party professional fees and changes in fair value of contingent consideration.
3. Represents the Company's 50% share of WAVE's settlement of their defined benefit pension plan.
4. During the third quarter of 2025 we sold a parcel of land at a Mineral Fiber plant. During the third quarter of 2024 we sold our idled Mineral Fiber plant in St. Helens, Oregon and recorded an impairment loss upon classification of a parcel of undeveloped land adjacent to our corporate campus in Lancaster, Pennsylvania to assets held for sale.

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For the Three Months Ended September 30, For the Nine Months Ended September 30, Total AS Recent Acquisitions1 AS Organic UNALLOCATED CORPORATE Total AS Recent Acquisitions1 AS Organic UNALLOCATED CORPORATE 2025 2024 2025 2024 2025 2024 2025 2024 2025 2024 2025 2024 Net sales $151 $129 $39 $23 $112 $105 $446 $330 $125 $40 $321 $290 Operating income $19 $19 $2 - $17 $19 $60 $41 $10 - $50 $42 Add: Acquisition-related impacts2 1 - 1 - - - 1 1 1 1 - - Adjusted operating income $20 $19 $2 - $17 $19 $60 $43 $11 $1 $50 $42 Add: Depreciation and amortization 8 6 4 3 5 4 25 17 12 4 13 12 Adjusted EBITDA $28 $26 $6 $3 $22 $23 $86 $59 $23 $5 $63 $54 Operating income margin (Operating income % of net sales) 12.8% 14.9% 6.1% 1.7% 14.9% 17.8% 13.4% 12.4% 8.4% 1.5% 15.3% 14.0% Adjusted EBITDA margin (Adjusted EBITDA % of net sales) 18.8% 20.1% 15.8% 12.8% 19.8% 21.7% 19.2% 17.9% 17.9% 13.4% 19.7% 18.5% AS Organic Adj. EBITDA Reconciliation Recent acquisitions include the April 2024 acquisition of 3form, the December 2024 acquisition of Zahner and the September 2025 acquisition of Geometrik. Represents the impact of acquisition-related adjustments for the fair value of inventory, contingent third-party professional fees and changes in fair value of contingent consideration.

AWI Organic Adj. EBITDA Reconciliation

	For the Three Months Ended September 30,						For the Nine Months Ended September 30,					
	Total AWI		Recent Acquisitions[1]		AWI Organic		Total AWI		Recent Acquisitions[1]		AWI Organic	
	2025	2024	2025	2024	2025	2024	2025	2024	2025	2024	2025	2024
Net sales	$425	$387	$39	$23	$386	$363	$1,233	$1,078	$125	$40	$1,107	$1,038
Operating income	$117	$111	$2	-	$115	$111	$339	$292	$10	-	$329	$293
Add: RIP expense[2]	1	1	-	-	1	1	2	2	-	-	2	2
Add: Acquisition-related impacts[3]	1	-	1	-	-	-	1	2	1	1	-	1
Add: WAVE pension settlement[4]	-	-	-	-	-	-	-	1	-	-	-	1
(Less): Gain on sales of fixed assets, net[5]	(1)	-	-	-	(1)	-	(1)	-	-	-	(1)	-
Add: Environmental expense	-	-	-	-	-	-	-	2	-	-	-	2
Adjusted operating income	$118	$113	$2	-	$115	$112	$341	$299	$11	$1	$330	$298
Add: Depreciation and amortization	30	26	4	3	26	24	90	76	12	4	78	71
Adjusted EBITDA	$148	$139	$6	$3	$141	$136	$431	$375	$23	$5	$408	$369
Operating income margin (Operating income % of net sales)	27.6%	28.8%	6.1%	1.7%	29.7%	30.5%	27.5%	27.1%	8.4%	1.5%	29.7%	28.2%
Adjusted EBITDA margin (Adjusted EBITDA % of net sales)	34.7%	35.9%	15.8%	12.8%	36.7%	37.4%	35.0%	34.8%	17.9%	13.4%	36.9%	35.6%

1. Recent acquisitions include the April 2024 acquisition of 3form, the December 2024 acquisition of Zahner and the September 2025 acquisition of Geometrik.
2. RIP expense represents only the plan service cost that is recorded within Operating income. For all periods presented, we were not required to and did not make cash contributions to our RIP.
3. Represents the impact of acquisition-related adjustments for the fair value of inventory, contingent third-party professional fees and changes in fair value of contingent consideration.
4. Represents the Company's 50% share of WAVE's settlement of their defined benefit pension plan.
5. During the third quarter of 2025 we sold a parcel of land at a Mineral Fiber plant. During the third quarter of 2024 we sold our idled Mineral Fiber plant in St. Helens, Oregon and recorded an impairment loss upon classification of a parcel of undeveloped land adjacent to our corporate campus in Lancaster, Pennsylvania to assets held for sale.

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2025 Adj. EBITDA Guidance Reconciliation

	Full Year 2025	
	Low	High
Net earnings	$314	$316
Add: Income tax expense	92	94
Earnings before income taxes	$405	$410
Add: Interest expense	33	33
Add: Other non-operating (income), net	(3)	(2)
Operating income	$434	$441
Add: RIP expense[1]	2	2
Add: Acquisition-related impacts[2]	1	1
(Less): Gain on sales of fixed assets, net[3]	(1)	(1)
Adjusted operating income	$435	$442
Add: Depreciation and amortization	119	122
Adjusted EBITDA	$553	$563

2025 Adj. Free Cash Flow Guidance Reconciliation

	Full Year 2025	
	Low	High
Net cash provided by operating activities	**$349**	**$363**
Add: Return of investment from joint venture	112	114
(Less): Capital expenditures	(105)	(110)
Add: Acquisitions, net of cash acquired	7	7
(Less): Proceeds from sales of facilities[3]	(1)	(1)
(Less): Cash tax benefit due to 2025 federal tax reform[4]	(21)	(21)
Adjusted Free Cash Flow	**$342**	**$352**

2025 Adj. Diluted EPS Guidance Reconciliation

	Full Year 2025	
	Low	High
Net earnings	$314	$316
Add: Income tax expense	92	94
Earnings before income taxes	$405	$410
Add: RIP cost[5]	1	1
Add: Acquisition-related impacts[2]	1	1
Add: Acquisition-related amortization[6]	15	16
(Less): Gain on sales of fixed assets, net[3]	(1)	(1)
Adjusted earnings before income taxes	$422	$428
(Less): Adjusted income tax expense[7]	(97)	(98)
Adjusted net earnings	$325	$329
Diluted net earnings per share	$7.19	$7.24
Adjusted diluted net earnings per share[8]	$7.45	$7.55

1. RIP expense represents only the plan service cost that is recorded within Operating income. We do not expect to make cash contributions to our RIP.
2. Represents contingent third-party professional fees and changes in fair value of contingent consideration.
3. During the third quarter of 2025 we sold a parcel of land at a Mineral Fiber plant.
4. Assumes a full-year normalized cash tax rate of approximately 22%.
5. RIP cost represents the entire actuarial net periodic pension cost recorded as a component of net earnings. We do not expect to make any cash contributions to our RIP.
6. Represents acquisition-related intangible amortization, including customer relationships, developed technology, software, trademarks and brand names, non-compete agreements, trade secrets and other intangibles.
7. Adjusted income tax expense is based on an adjusted effective tax rate of approximately 23%, multiplied by adjusted earnings before income taxes.
8. Adjusted diluted EPS guidance for 2025 is calculated based on approximately 43 to 44 million of diluted shares outstanding.

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